SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  January 6, 2004

(Date of earliest event reported)

FIBERSTARS, INC.

(Exact name of registrant as specified in its charter)

California	0-24230	94 3021850
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

44259 Nobel Drive, Fremont, California 94538

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code:  (510) 490-0719

Not Applicable

(Former name or former address, if changed since last report)

Item 5.                    Other Events.

On January 6, 2004, Fiberstars, Inc. (the “Company”) announced that it appointed Edward W. des Enfants Vice President and General Manager of Fiberstars EFO.

Item 9.                    Regulation FD Disclosure.

A copy of the press release issued on January 6, 2004, announcing the appointment of Mr. des Enfants as Vice President and General Manager, is furnished herewith as Exhibit 99.1

The information set forth in this Item 9 and in Exhibit 99.1 hereto is being furnished and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that Section.  The information in this Item 9 and in exhibit 99.1 hereto shall not be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Note Regarding Forward-Looking Statements:

Except for the historical information contained herein, the matters set forth in this Form 8-K, including the Company’s strategy with respect to its EFO technology and products, the expected features and benefits of the EFO technology and products, including statements regarding energy efficiency and cost savings, and Mr. des Enfants’ expected contributions to the Company, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially, including, but not limited to, the Company’s ability to develop, manufacture and market products and technologies, the ability of the Company’s products to meet performance expectations, the impact of competitive products and technological advances, and other risks detailed in Fiberstars’ SEC reports including its Annual Form 10-K for the year ended December 31, 2002 and Quarterly Reports on Form 10-Q.  These forward-looking statements speak only as of the date hereof, Fiberstars disclaims any obligation to update these forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 16, 2004.

FIBERSTARS, INC.

	By	/s/ Robert A. Connors
Robert A. Connors
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release dated January 6, 2004 announcing the appointment of Edward W. des Enfants as Vice President and General Manager of Fiberstars EFO.